LOCK-UP AGREEMENT

                                             June 22, 1998

Realty Information Group, Inc.
7475 Wisconsin Avenue
Bethesda, Maryland  20814

Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Ladies and Gentlemen:

                  The undersigned understands that Realty Information Group, Inc. (the "Company"), a Delaware corporation, proposes to enter into an underwriting agreement (the "Underwriting Agreement") with Allen & Company Incorporated and Needham & Co., Inc. (the "Representatives"), as representatives of the several underwriters (the "Underwriters") listed or to be listed in Schedule A to the Underwriting Agreement, relating to a public offering (the "Offering") by the Underwriters, including the Representatives, of shares of the common stock, $.01 par value ("Common Stock"), of the Company. The undersigned acknowledges that the Company believes that the proposed Offering is in the best interests of the Company and its stockholders.

                  To  induce  the  Company,  the  Representatives  and the other
Underwriters to enter into and perform the Underwriting Agreement, the undersigned agrees that, without the prior written consent of Allen & Company Incorporated, the undersigned will not directly or indirectly offer to sell, grant any option for the sale of, assign, transfer, pledge hypothecate, or otherwise encumber or dispose of any legal or beneficial interest in any shares of Common Stock, any securities convertible into or exercisable or exchangeable for shares of Common Stock (which for purposes of this Agreement shall include all securities of each of Realty Information Group, L.P. and OLD RIG, Inc. (together, the "Predecessor Entities"), or any warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any shares of Common Stock (including, without limitation, any such shares, securities or rights that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended) (collectively, the "Restricted Securities") for a period commencing on the Commencement Date (as such term is defined below) until at least two hundred forty (240) days after the effective date of the Registration Statement referred to in the Underwriting Agreement, except for (i) shares of Common Stock of the Company purchased in the Offering by the undersigned or shares of



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Common  Stock  purchased  in the  Offering  which  are  otherwise  deemed  to be beneficially owned by the undersigned, (ii) shares of Common Stock of the Company or securities exercisable for or convertible into shares of Common Stock of the Company as to which the undersigned acquires ownership, directly or beneficially, in the public trading markets, (iii) shares of Common Stock of the Company sold in the Offering by the undersigned or shares of Common Stock sold in the Offering which are otherwise deemed to be beneficially owned by the undersigned, or (iv) the exchange of securities of the predecessor entities for Common Stock concurrent with the Offering. For the purposes of this Agreement, the "Commencement Date" shall mean the date an acceleration request is filed by the Company and the Representatives with the Commission in connection with the Offering, provided, however, that if the Offering is not consummated within fifteen (15) business days after the Commencement Date, the restrictions set forth herein with respect to the Restricted Securities shall terminate and shall not commence again until the earlier to occur of (i) the date another acceleration request is filed by the Company and the Representatives with the Commission in connection with the Offering or (ii) the consummation of the Offering.

                  Notwithstanding the foregoing, you agree that the undersigned may transfer any or all of the Restricted Securities, either during the undersigned's lifetime or on the undersigned's death, by gift, will or intestate succession to the undersigned's immediate family or to a trust the beneficiaries of which are exclusively the undersigned's and/or a member or members of the undersigned's immediate family; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provision of this letter agreement, and there shall be no further transfer of such Restricted Securities except in accordance with this letter agreement. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, stepchildren, father, mother, brother or sister of the transferor.

                  In addition, notwithstanding the foregoing: (a) if the undersigned is a partnership, the partnership may transfer any Restricted Securities to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer Restricted Securities by gift, will or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively a member or members of his or her immediate family; (b) if the undersigned is a limited liability company, the limited liability company may transfer any Restricted Securities to a member of such limited liability company, or to the estate of any such member, and any member who is an individual may transfer
Restricted Securities by gift, will or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively a member or members of his or her immediate family; and (c) if the undersigned is a corporation, the corporation may transfer Restricted Securities to any stockholder of such corporation and any stockholder who is an individual may transfer Restricted Securities by gift, will or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively a member or members of his or her immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the


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transferee is receiving  and holding the  Restricted  Securities  subject to the provisions of this letter agreement, and there shall be no further transfer of such Restricted Securities except in accordance with this letter agreement.

                  This Agreement will be legally binding on the undersigned and on the undersigned's heirs, successors, and permitted assigns, executed as an instrument governed by the internal laws of the State of New York.

                                           Very truly yours,


                                           /s/ Michael R. Klein
                                           --------------------------------
                                           Signature



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